Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Washington, DC

As the independent public accountants, we hereby consent to the inclusion of our audit report dated November 16, 2006, relating to the financial statements of Action Fashions, Ltd. in this Registration Statement on Form 10-SB. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 2006 or performed any audit procedures subsequent to the date of our report.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
January 16, 2007